EXHIBIT 10.15(g)
SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT
     SIXTH AMENDMENT dated as of November 20, 2009 (this “Amendment”) to EMPLOYMENT AGREEMENT dated as of February 6, 2003, as amended (the “Agreement”), by and between TRW Automotive Inc. (the “Company”), TRW Limited (“Limited”) and John C. Plant (“Executive”).
     WHEREAS, Executive elected to retire under the terms of the TRW Pension Scheme (U.K.) effective as of April 6, 2009; and
     WHEREAS, in order to document their mutual understanding of the impact of Executive’s election on the Agreement, including the cessation, as of April 6, 2009, of Executive’s employment with Limited and active participation in certain related benefit plans, Executive, the Company, and Limited desire to amend the Agreement as set forth below.
     In consideration of the premises and mutual covenants herein, the parties agree as follows:
     1. Defined Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.
     2. Removal of Limited as a Party to the Agreement. The Agreement shall be amended to remove Limited as a party thereto and, except where the context clearly indicates otherwise, all references to Limited throughout the Agreement shall be deleted. Further, all rights and obligations of Limited that accrue or arise under the Agreement on or after April 6, 2009 shall be solely the rights and obligations of the Company, except where the context clearly indicates otherwise.
     3. Removal of Section 5(b) of the Agreement. Section 5(b) of the Agreement shall be amended in its entirety to read as follows: “(b) Intentionally omitted.”
     4. Amendment to Schedule 5A of the Agreement. Schedule 5A of the Agreement shall be amended to remove therefrom any and all references to the Pension Scheme (U.K.).
     5. Removal of Schedule 5B of the Agreement. The Agreement shall be amended to remove Schedule 5B therefrom.
     6. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. The parties acknowledge and agree that the provisions of this Amendment clarify and document changes to the Agreement that became effective on April 6, 2009.
     7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
     8. Counterparts. This Amendment may be signed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.
TRW Automotive Inc.

By:	/s/ Neil E. Marchuk	/s/ John C. Plant

Name:	Neil E. Marchuk	John C. Plant
Title:	Executive Vice President Human Resources

TRW Limited

By:	/s/ Neil E. Marchuk

Name:	Neil E. Marchuk
Title:	Attorney-in-Fact